Exhibit 4.8 - Seventh Amendment Agreement Dated July 23, 2001


                           SEVENTH AMENDMENT AGREEMENT

         This Seventh Amendment Agreement (this "Amendment") is made as of July 23, 2001, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, reference is made herein to the Sixth Amendment Agreement, dated as of June 5, 2001 (the "Sixth Amendment"), by and among Borrower, Agent and the Banks, wherein certain provisions of the Credit Agreement were amended and certain other agreements among Borrower, Agent and the Banks were established;

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions of the Credit Agreement and the Sixth Amendment; and

         WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1.       Amendments to Credit Agreement.
                  ------------------------------

         (a) Article I of the Credit Agreement is hereby amended to delete the definition of "Commitment Period" therefrom in its entirety and to insert in place thereof the following:

                  "Commitment Period" shall mean the period from the Closing Date to September 15, 2002, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

     (b) Article IV of the Credit Agreement is hereby amended to add the following new Section 5.28 thereto:
                  Section 5.28. Strategic Alternative Review. On or before November 30, 2001, Borrower shall have delivered to Agent and the Banks a strategic alternative review in form and detail reasonably satisfactory to Agent and the Majority Banks which review shall provide for contingencies in the event that the Borrower Business Plan (as defined in the LIFO Credit Agreement) is proving to be unsuccessful and either an Event of Default shall have occurred or an Event of Default is likely to exist at the end of the next fiscal quarter ("Strategic Alternative Review"). The Strategic Alternative Review shall include a comprehensive review that shall set forth specific strategic alternatives to those set forth in the Borrower Business Plan that will result in a significant reduction in the amount of Indebtedness outstanding by the Companies by the end of Borrower's fiscal year ending on or about August 31, 2002.

         2. Interest on Prime Rate Loans. Notwithstanding anything in the Credit Agreement to the contrary, Borrower, Agent and the Banks hereby agree that, commencing August 1, 2001, Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time on the first day of each month and at the maturity thereof.

         3. Real Property Deliveries. Notwithstanding anything in the Credit Agreement or the Sixth Amendment to the contrary, Borrower, Agent and the Banks hereby agree that Borrower shall provide to Agent the items set forth in Section 14(b)(ii), (iii) and (iv) of the Sixth Amendment on or before September 15, 2001 (or such later date to which Agent and the Majority Banks shall have consented in writing). In addition, Borrower, Agent and the Banks also agree to extend the time period set forth in Section 6.3 in the Subordination Agreement to September 15, 2001 (or such later date to which Agent and the Majority Banks shall have consented in writing).

         4. CTC Reorganization. Borrower has informed Agent and the Banks that Izumi, Inc., a Delaware corporation ("Izumi"), desires to merge (the "Merger") with and into Amcast Casting Technologies, Inc., an Indiana corporation ("ACTI"). Presently, Casting Technology Company, an Indiana general partnership ("CTC"), has two general partners, Izumi and ACTI. Pursuant to the Merger, CTC will be dissolved and terminated in accordance with the general partnership laws of the State of Indiana, all of the assets and liabilities of CTC will be transferred to ACTI (the "Asset Transfer") and the name of ACTI will be changed to Casting Technology Company. Pursuant to Section 5.11 of the Credit Agreement, Borrower has requested that Agent and the Required Banks consent to the Merger and the Asset Disposition, notwithstanding the prohibition against such Merger and Asset Transfer. Agent and the Required Banks, by signing this Amendment, hereby consent to the Merger and the Asset Transfer.

         5. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         6. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         7. Waiver. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         8. Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     9. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.
                                   [Remainder of page intentionally left blank.]



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                                                   5 of 3 of the
                           Seventh Amendment Agreement

         10. JURY TRIAL WAIVER. BORROWER, AGENT, THE BANKS AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.


                                          AMCAST INDUSTRIAL CORPORATION

                                          By:   /s/ Francis J. Drew
                                          Name:     Francis J. Drew
                                          Title:    Vice President


                                          KEYBANK NATIONAL ASSOCIATION,
                                             as Agent and as a Bank

                                          By:   /s/ Dale A. Clayton
                                          Name:     Dale A. Clayton
                                          Title:    Vice President


                                          INTESABCI  -  CHICAGO BRANCH
                                             (successor in interest to Banca
                                             Comerciale Italiana)

                                          By:   /s/ Charles Dougherty
                                          Name:     Charles Dougherty
                                          Title:    Vice President

                                          and   /s/ J. Dickerhof
                                          Name:     J. Dickerhof
                                          Title:    Vice President


                                          THE BANK OF NEW YORK

                                          By:   /s/ Stephen C. Brennan
                                          Name:     Stephen C. Brennan
                                          Title:    Vice President

                                          BANK ONE INDIANA, N.A.

                                          By:   /s/ Jeffrey C. Nicholson
                                          Name:     Jeffrey C. Nicholson
                                          Title:    Vice President


                                          CREDIT AGRICOLE INDOSUEZ
                                            (successor in interest to Caisse
                                            Nationale de Credit Agricole)

                                          By:   /s/ Larry Materi
                                          Name:     Larry Materi
                                          Title:    Vice President

                                          and   /s/ Paul A. Dytrych
                                          Name:     Paul A. Dytrych
                                          Title:    Senior Relationship Manager


                                          COMERICA BANK

                                          By:   /s/ Nicholas G. Mester
                                          Name:     Nicholas G. Mester
                                          Title:    Assistant Vice President


                                          UNICREDITO ITALIANO SPA

                                          By:   /s/ Christopher J. Eldin
                                          Name:     Christopher J. Eldin
                                          Title:    F.V.P. & Deputy Manager

                                          and   /s/ Charles Michael
                                          Name:     Charles Michael
                                          Title:    Vice President


                                          SANPAOLO IMI S.p.A.

                                          By:   /s/ Luca Sacchi
                                          Name:     Luca Sacchi
                                          Title:    Vice President

                                          and   /s/ Giuseppe Cuccurese
                                          Name:     Giuseppe Cuccurese
                                          Title:    C.E.O. Area Americas

                                          NATIONAL CITY BANK
                                           (successor  in  interest to  National
                                           City Bank of Dayton)

                                          By:   /s/ Neal J. Hinker
                                          Name:     Neal J. Hinker
                                          Title:    Senior Vice President


                                          BANK ONE INDIANA, N.A.
                                            (successor by merger to NBD Bank)

                                          By:   /s/ Jeffrey C. Nicholson
                                          Name:     Jeffrey C. Nicholson
                                          Title:    Vice President


                                          FIRSTAR BANK, N.A.
                                            (fka STAR BANK, N.A.)

                                          By:   /s/ Greg Wilson
                                          Name:     Greg Wilson
                                          Title:    AVP / Its attorney-in-fact

                     GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Seventh Amendment Agreement dated as of July 23, 2001. Each of the undersigned specifically acknowledges the terms of and consent to the waivers set forth therein. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranties of Payment of Debt executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

         Each of the undersigned, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         JURY TRIAL WAIVER. BORROWER, AGENT, THE BANKS AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT, THE BANKS AND GUARANTORS, OR ANY THEREOF.


ELKHART PRODUCTS CORPORATION               AMCAST INVESTMENT SERVICES
AMCAST AUTOMOTIVE OF INDIANA,                 CORPORATION
   INC. (fka Wheeltek, Inc.)
AS INTERNATIONAL, INC.                     By:   /s/ Francis J. Drew
                                           Name:     Francis J. Drew
IZUMI, INC.                                Title:    Vice President
AMCAST CASTING TECHNOLOGIES, INC.
AMCAST INDUSTRIAL FINANCIAL SERVICES,INC.  CASTING TECHNOLOGY COMPANY
By:   /s/ Michael R. Higgins               By: Amcast Casting Technologies, Inc.
Name:     Michael R. Higgins                   a General Partner
Title:    Treasurer

                                            By:   /s/ Denis G. Daly
                                            Name:     Denis G. Daly
                                            Title:    Secretary



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